UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 8, 2015

Rhino Resource Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-34892	27-2377517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

424 Lewis Hargett Circle, Suite 250 Lexington, Kentucky 40503
(Address of principal executive offices) (Zip Code)

(859) 389-6500
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Effective as of December 8, 2015, the Board of Directors (the "Board") of the general partner of Rhino Resource Partners LP (the "Partnership") authorized the voluntary transfer of its common units representing limited partner interests of the Partnership (the "Common Units") from the New York Stock Exchange ("NYSE") to the OTCQB Marketplace, one of the over-the-counter markets ("OTCQB"). As previously disclosed, on October 7, 2015, the Partnership received a notice from the NYSE that it does not presently satisfy the NYSE's continued listing standard requiring the average closing price of the Common Units to be at least $1.00 per Common Unit over any period of 30 consecutive trading days. In addition, the Partnership's market capitalization recently fell below $15 million. If the Partnership's average market capitalization for 30 trading days is below $15 million, the NYSE will immediately initiate delisting of the Common Units. After considering the available options to continue compliance with the NYSE's listing standards and the costs associated with the Partnership's continued listing on the NYSE, the Board determined that continued listing is not in the best interest of the Partnership and its unitholders.

The Partnership is completing the process of listing its Common Units on the OTCQB and plans to file a Form 25 with the Securities and Exchange Commission to complete the delisting of the Common Units from the NYSE. The Partnership anticipates that the Common Units will begin trading on the OTCQB on or about January 4, 2016. However, in the event the NYSE were to initiate delisting of the Common Units prior to the effectiveness of the voluntary transfer to the OTCQB as a result of the Partnership's noncompliance with a continued listing requirement, the Common Units could begin trading on the OTCQB earlier than January 4, 2016. A subsequent press release will be issued confirming the first trading date for the Partnership on the OTCQB and the trading symbol for the Partnership on OTCQB. The Partnership will remain subject to the public reporting requirements of the Securities and Exchange Commission following the transfer.

On December 11, 2015, the Partnership notified the NYSE of, and issued a press release announcing, its intention to voluntarily transfer its Common Units from the NYSE to the OTCQB.

A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The Partnership issued a press release on December 11, 2015, announcing its intention to voluntary transfer its Common Units from the NYSE to the OTCQB. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits.

    Exhibit 99.1.       Press release dated December 11, 2015

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rhino Resource Partners LP
December 11, 2015	By:	Rhino GP LLC, Its General Partner
	By:	/s/ WHITNEY C. KEGLEY
	Name:	Whitney C. Kegley
	Title:	Vice President, Secretary and General Counsel

Exhibit Index
99.1	Press release dated December 11, 2015